Exhibit 99.1

FOR IMMEDIATE RELEASE: September 30, 2008

PENN TRAFFIC SETTLES WITH SEC

SYRACUSE, N.Y.–The Penn Traffic Company (“Pink Sheets”: PTFC) announced today that it has reached a settlement with the Securities and Exchange Commission, bringing to a conclusion the SEC’s investigation into the company’s accounting practices and policies prior to the company’s emergence from bankruptcy in April 2005. The investigation had focused on practices and policies relating to promotional allowances at the company from fiscal 2001 through fiscal 2003, as well as those of its wholly owned Penny Curtiss bakery subsidiary from fiscal 2000 through the first quarter of fiscal 2003.

Without admitting or denying the allegations in the SEC’s complaint, Penn Traffic agreed to settle the charges by consenting to a permanent injunction against any future violations of the federal securities laws. The SEC imposed no fines or monetary penalties on Penn Traffic.

As part of the settlement, Penn Traffic will hire an independent examiner who will provide annual reports to the SEC, the U.S. Attorney for the Northern District of New York and the company’s board on, among other things, the company’s promotional-allowance internal controls and financial reporting. The examiner is expected to be retained within 30 days and will serve for three years.

Promotional allowances are price reductions commonly offered by vendors to retailers for promotional marketing such as in-store product displays or co-operative advertising.

“The company has worked hard to address a number of legacy issues so Penn Traffic’s resources and attention can be fully dedicated to our customers, our stores and our operations,” said Senior Vice President and General Counsel Daniel J. Mahoney. “One of the legacy issues facing the company was this SEC investigation, so the settlement is another important step in the right direction.”

Other settlement terms included Penn Traffic’s consent to reform its internal controls and policies and procedures related to promotional allowances, as well as implementation of a telephone hotline for associates and vendors to anonymously notify the company of misconduct related to promotional allowances. As a practical matter, Penn Traffic had already implemented many of these and other reforms, including the updating of its promotional allowance policy and extensive company-wide compliance training, following the completion of an internal promotional-allowance investigation by the audit committee of the company’s board of directors in 2006.

Penn Traffic closed the Penny Curtiss bakery in January 2008 as part of its ongoing strategy for improving long-term financial performance and focusing resources on retail stores. The closure was unrelated to the SEC investigation.

As previously disclosed, the company is also under investigation by the U.S. Attorney’s Office for the Northern District of New York, concerning the matters that were the subject of the SEC’s investigation. The company is fully cooperating with this investigation, which remains ongoing. The company cannot predict or determine the timing or final outcome of the investigation or the effect that any adverse findings in the investigation may have on it.

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About Penn Traffic

The Penn Traffic Company, headquartered in Syracuse, N.Y., operates or supplies more than 210 supermarkets in Upstate New York, Pennsylvania, Vermont and New Hampshire. Penn Traffic’s retail food business includes corporate-owned stores with the P&C, Quality and BiLo banners, and its wholesale food distribution business supplies independently operated supermarkets and other wholesale accounts. More information on the company may be found at www.penntraffic.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as “believe,” “anticipate,” “estimate,” “expect,” “could,” and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the company to improve its operating performance and effectuate its business plans; the ability of the company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the company to generate cash; the ability of the company to attract and maintain adequate capital; the ability of the company to refinance; increases in prevailing interest rates; the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the company to maintain contracts that are critical to its operations; potential adverse developments with respect to the company’s liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the company’s competitors; availability, location and terms of sites for store development; the successful implementation of the company’s capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; the ability of the company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings against, or governmental investigations of the company, including the previously announced U.S. Attorney’s Office investigations. The company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

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FOR PENN TRAFFIC:

Investors and business/financial media contact Jeffrey Schoenborn of Travers, Collins & Company Investor Relations, 716.842.2222, jschoenborn@traverscollins.com.

Trade and local media contact Chuck Beeler of Eric Mower and Associates, 315.233.3000, cbeeler@mower.com.